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                                                                     Exhibit 4.1

                               WATERS CORPORATION

                           2003 EQUITY INCENTIVE PLAN

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                                TABLE OF CONTENTS

1.   Purpose...........................................................    1

2.   Definitions.......................................................    1

3.   Term of the Plan..................................................    3

4.   Stock Subject to the Plan.........................................    4

5.   Administration....................................................    4

6.   Authorization and Eligibility.....................................    5

7.   Specific Terms of Awards..........................................    5

8.   Adjustment Provisions.............................................   11

9.   Settlement of Awards..............................................   12

10.  Reservation of Stock..............................................   13

11.  No Special Employment or Other Rights.............................   14

12.  Nonexclusivity of the Plan........................................   14

13.  Termination and Amendment of the Plan.............................   14

14.  Notices and Other Communications..................................   14

15.  Governing Law.....................................................   15

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                               WATERS CORPORATION

                           2003 EQUITY INCENTIVE PLAN

1.       PURPOSE

         This Plan is intended to encourage ownership of Common Stock by employees, consultants and directors of the Company and its Affiliates and to provide additional incentive for them to promote the success of the Company's business. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all Awards are required to be Incentive Options.

2.       DEFINITIONS

         As used in this Plan, the following terms shall have the following meanings:

         2.1. ACCELERATE, ACCELERATED, and ACCELERATION, when used with respect to an Option or Stock Appreciation Right, means that as of the time of reference the Option or Stock Appreciation Right will become exercisable with respect to some or all of the shares of Common Stock for which it was not then otherwise exercisable by its terms, and, when used with respect to Restricted Stock, means that the Risk of Forfeiture otherwise applicable to the Stock shall expire with respect to some or all of the shares of Restricted Stock then still otherwise subject to the Risk of Forfeiture.

         2.2. ACQUISITION means a merger or consolidation of the Company with or into another person or the sale, transfer, or other disposition of all or substantially all of the Company's assets to one or more other persons in a single transaction or series of related transactions, unless securities possessing more than 50% of the total combined voting power of the survivor's or acquiror's outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company immediately prior to that transaction.

         2.3. AFFILIATE means any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company.

         2.4. AWARD means any grant or sale pursuant to the Plan of Options, Restricted Stock, Stock Appreciation Rights or Stock Grants.

         2.5. AWARD AGREEMENT means an agreement between the Company and the recipient of an Award, setting forth the terms and conditions of the Award.

         2.6.     BOARD means the Company's Board of Directors.

         2.7.     CHANGE OF CONTROL means any of the following transactions:

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                                      -2-

                  (a)      any Acquisition, or

                  (b) any person or group of persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended and in effect from time to time), other than the Company or an Affiliate, directly or indirectly acquires beneficial ownership (determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under the said Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders that the Board does not recommend such stockholders to accept, or

                  (c) over a period of 36 consecutive months or less, there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (A) have been Board members continuously since the beginning of that period, or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (A) who were still in office at the time that election or nomination was approved by the Board.

         2.8. CODE means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.

         2.9. COMMITTEE means any committee of the Board delegated responsibility by the Board for the administration of the Plan, as provided in
Section 5 of the Plan. For any period during which no such committee is in existence "Committee" shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.

         2.10. COMMON STOCK or STOCK means common stock, par value $.01 per share, of the Company.

         2.11. COMPANY means Waters Corporation, a corporation organized under the laws of the State of Delaware.

         2.12. GRANT DATE means the date as of which an Option is granted, as determined under Section 7.1(a).

         2.13. INCENTIVE OPTION means an Option which by its terms is to be treated as an "incentive stock option" within the meaning of Section 422 of the Code.

         2.14. MARKET VALUE means the value of a share of Common Stock on any date as determined by the Committee.

         2.15. NONSTATUTORY OPTION means any Option that is not an Incentive Option.

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                                      -3-

         2.16.    OPTION means an option to purchase shares of Common Stock.

         2.17. OPTIONEE means a Participant to whom an Option shall have been granted under the Plan.

         2.18. PARTICIPANT means any holder of an outstanding Award under the Plan.

         2.19. PLAN means this 2003 Equity Incentive Plan of the Company, as amended from time to time, and including any attachments or addenda hereto.

         2.20. RESTRICTED STOCK means a grant or sale of shares of Common Stock to a Participant subject to a Risk of Forfeiture.

         2.21. RESTRICTION PERIOD means the period of time, established by the Committee in connection with an Award of Restricted Stock, during which the shares of Restricted Stock are subject to a Risk of Forfeiture described in the applicable Award Agreement.

         2.22. RISK OF FORFEITURE means a limitation on the right of the Participant to retain Restricted Stock, including a right in the Company to reacquire the Shares at less than their then Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.

         2.23.    STOCK APPRECIATION RIGHT means the right described in Section
7.3 hereof.

         2.24. STOCK GRANT means the grant of shares of Common Stock not subject to restrictions or other forfeiture conditions.

         2.25. TEN PERCENT OWNER means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the Grant Date of the Option.

         2.26. TERMINATION means the last day of an employee's active employment or a non-employee's other association, except as otherwise required by applicable local law.

3.       TERM OF THE PLAN

         Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing on the date of approval of the Plan by the Board and ending immediately prior to the tenth anniversary of the earlier of the adoption of the Plan by the Board or approval of the Plan by the Company's stockholders. Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan. Awards of Incentive Options granted prior to stockholder approval of the Plan are expressly conditioned upon such approval,

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                                      -4-

but in the event of the failure of the stockholders to approve the Plan shall thereafter and for all purposes be deemed to constitute Nonstatutory Options.

4.       STOCK SUBJECT TO THE PLAN

         At no time shall the number of shares of Common Stock issued pursuant to or subject to outstanding Awards granted under the Plan exceed 5,697,290 plus the number of any shares subject to awards granted under the Waters Corporation 1996 Long-Term Performance Incentive Plan, the Waters Corporation 1996 Non-Employee Director Stock Option Plan and the Waters Corporation 1994 Stock Option Plan which would have become available for additional awards thereunder by reason of the expiration or termination of those awards, SUBJECT, HOWEVER, to the provisions of Section 8 of the Plan. Notwithstanding the foregoing limitation, Awards for Incentive Stock Options shall not exceed 5,697,290 shares. For purposes of applying the foregoing limitation, if any Option or Stock Appreciation Right expires, terminates, or is cancelled for any reason without having been exercised in full, or if any Award of Restricted Stock is forfeited by the recipient, the shares not purchased or received by the Participant or forfeited by the recipient shall again be available for Awards to be granted under the Plan. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury.

5.       ADMINISTRATION

         The Plan shall be administered by the Committee; PROVIDED, HOWEVER, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee's exercise of its authorities hereunder; and PROVIDED FURTHER, HOWEVER, that the Committee may delegate to an executive officer or officers the authority to grant Awards hereunder to employees who are not officers, and to consultants, in accordance with such guidelines as the Committee shall set forth at any time or from time to time. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan including the employee, consultant or director to receive the Award, the form of Award and any acceleration or extension of an Award (without regard to whether such acceleration or extension is embodied in the applicable Award Agreement). In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, consultants, and directors, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations made in good faith on

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                                      -5-

matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant to hereto.

6.       AUTHORIZATION AND ELIGIBILITY

         The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any employee of or consultant to one or more of the Company and its Affiliates or to non-employee member of the Board or of any board of directors (or similar governing authority) of any Affiliate. However, only employees of the Company, and of any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code, shall be eligible for the grant of an Incentive Option. Further, in no event shall the number of shares of Common Stock covered by Options or other Awards granted to any one person in any one calendar year exceed One Million (1,000,000) shares of Common Stock.

         Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in the following Section), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. No prospective Participant shall have any rights with respect to an Award, unless and until such Participant has executed an agreement evidencing the Award, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of such Award.

7.       SPECIFIC TERMS OF AWARDS

         7.1.     OPTIONS.

                  (a) DATE OF GRANT. The granting of an Option shall take place at the time specified in the Award Agreement. Only if expressly so provided in the applicable Award Agreement shall the Grant Date be the date on which the Award Agreement shall have been duly executed and delivered by the Company and the Optionee.

                  (b) EXERCISE PRICE. The price at which shares of Common Stock may be acquired under each Incentive Option shall be not less than 100% of the Market Value of Common Stock on the Grant Date, or not less than 110% of the Market Value of Common Stock on the Grant Date if the Optionee is a Ten Percent Owner. The price at which shares of Common Stock may be acquired under each Nonstatutory Option shall be not less than 100% of the Market Value of Common Stock on the Grant Date.

                  (c) OPTION PERIOD. No Incentive Option may be exercised on or after the tenth anniversary of the Grant Date, or on or after the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner. No Nonstatutory Option may be exercised on or after the tenth anniversary of the Grant Date.

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                                      -6-

                  (d) EXERCISABILITY. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time; PROVIDED, HOWEVER, that in the case of an Incentive Option, any such Acceleration of the Option would not cause the Option to cease to be an Incentive Option in accordance with the provisions of
Section 422 of the Code or the Optionee consents to the Acceleration.

                  (e) TERMINATION FROM THE COMPANY. If the Optionee has a Termination from the Company and its Affiliates for any reason, including the Optionee's employer ceasing to be an Affiliate, the Optionee may exercise the Option only for the number of shares and only during the period specified, whether originally or by amendment, in the Award Agreement governing the Option. Military or sick leave or other bona fide leave shall not be deemed a Termination, PROVIDED that it does not exceed the longer of ninety (90) days or the period during which the absent Optionee's reemployment rights, if any, are guaranteed by statute or by contract.

                  (f) TRANSFERABILITY. Except as otherwise provided in this subsection (f), Options shall not be transferable, and no Option or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a Participant's rights in any Option may be exercised during the life of the Participant only by the Participant or the Participant's legal representative. However, the Committee may, at or after the grant of a Nonstatutory Option, provide that such Option may be transferred by the recipient to a family member; PROVIDED, HOWEVER, that any such transfer is without payment of any consideration whatsoever and that no transfer of an Option shall be valid unless first approved by the Committee, acting in its sole discretion. For this purpose, "family member" means any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee's household (other than a tenant or employee), a trust in which the foregoing persons have more than fifty (50) percent of the beneficial interests, a foundation in which the foregoing persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty
(50) percent of the voting interests.

                  (g) METHOD OF EXERCISE. An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 14, specifying the number of shares with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the shares to be purchased or, to the extent not prohibited by applicable law and if the Committee had so authorized on the grant of an Incentive Option or on or after grant of an Nonstatutory Option (and subject to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company) by delivery to the Company of

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                                      -7-

                           (i) shares of Common Stock having a Market Value equal to the exercise price of the shares to be purchased, or

                           (ii) the Optionee's executed promissory note in the principal amount equal to the exercise price of the shares to be purchased and otherwise in such form as the Committee shall have approved.

To the extent permitted by applicable law, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Stock subject to an Option in a brokered transaction (other than to the Company). Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option. Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates for the number of shares then being purchased. Such shares shall be fully paid and nonassessable.

                  (h) LIMIT ON INCENTIVE OPTION CHARACTERIZATION. An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of shares of Common Stock for which the Option first becomes exercisable in a calendar year do not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the "current limit". The current limit for any Optionee for any calendar year shall be $100,000 MINUS the aggregate Market Value at the date of grant of the number of shares of Common Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee under any other incentive stock option plan of the Company and its Affiliates. Any shares of Common Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.

                  (i) NOTIFICATION OF DISPOSITION. Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

                  (j) RIGHTS PENDING EXERCISE. No person holding an Option shall be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock issuable pursuant to his Option, except to the extent that the Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefor and delivered to such holder or his agent.

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                                      -8-

         7.2.     Restricted Stock.

                  (a) PURCHASE PRICE. Shares of Restricted Stock shall be issued under the Plan for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee.

                  (b) ISSUANCE OF CERTIFICATES. Each Participant receiving a Restricted Stock Award, subject to subsection (c) below, shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

         The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions of the Waters Corporation 2003 Equity Incentive Plan and an Award Agreement entered into by the registered owner and Waters Corporation. Copies of such Plan and Agreement are on file in the offices of Waters Corporation.

                  (c) ESCROW OF SHARES. The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

                  (d) RESTRICTIONS AND RESTRICTION PERIOD. During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. No Award of Restricted Stock shall have a Restriction Period of less than 3 years except: (i) as may be recommended by the Committee and approved by the Board or (ii) with respect to any Award of Restricted Stock which provides solely for a performance-based Risk of Forfeiture. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

                  (e) RIGHTS PENDING LAPSE OF RISK OF FORFEITURE OR FORFEITURE OF AWARD. Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Participant shall have all of the rights of a stockholder of the Company, including the right to vote, and the right to receive any dividends with respect to, the shares of Restricted Stock. The Committee, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 4.

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                                      -9-

                  (f) TERMINATION FROM THE COMPANY. Unless the Committee shall provide otherwise for any Award of Restricted Stock, whether originally or by amendment, upon a Participant's Termination from the Company and its Affiliates during the Restriction Period for any reason, including the Participant's employer ceasing to be an Affiliate during the Restriction Period, all shares of Restricted Stock still subject to Risk of Forfeiture shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the Award Agreement; PROVIDED, HOWEVER, that military or sick leave or other bona fide leave shall not be deemed a Termination, if it does not exceed the longer of ninety (90) days or the period during which the absent Participant's reemployment rights, if any, are guaranteed by statute or by contract.

                  (g) LAPSE OF RESTRICTIONS. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered.

         7.3.     STOCK APPRECIATION RIGHTS.

                  (a) GRANT OF STOCK APPRECIATION RIGHTS. The Committee may grant Stock Appreciation Rights either alone, or in conjunction with Stock Options, either at the time of grant or by amendment thereafter. Each Award of Stock Appreciation Rights granted under the Plan shall comply with the terms and conditions set forth herein, and with such other terms and conditions, including, but not limited to, restrictions upon the Award of Stock Appreciation Rights or the Common Stock issuable upon exercise thereof, as the Committee, in its discretion, shall establish. An Award of Stock Appreciation Rights shall entitle the Participant (or any person entitled to act under the provisions of paragraph (d) below) to exercise such Award and surrender unexercised the Option, if any, to which the Stock Appreciation Right is attached (or any portion of such Option) to the Company and to receive from the Company in exchange thereof, without payment to the Company, that number of shares of Common Stock having an aggregate value equal to (or, in the discretion of the Committee, less than) the excess of the fair market value of one share at the time of such exercise, over the exercise price (or Option Price, as the case may be), times the number of shares subject to the Award or the Option, or portion thereof, which is so exercised or surrendered, as the case may be. The Committee shall be entitled in its discretion to elect to settle the obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash or property, or other forms of payment, or any combination thereof, as determined by the Committee, equal to the aggregate value of the Common Stock it would otherwise be obligated to deliver. Any such election by the Committee shall be made as soon as practicable after the receipt by the Committee of written notice of the exercise of the Stock Appreciation Right.

                  (b) PRICE. The Stock Appreciation Right shall be granted with a hurdle price in an amount determined by the Committee, but not less than 100% of the Market Value of Common Stock on the Grant Date.

                  (c) NUMBER OF SHARES. The Committee shall determine the number of shares of Common Stock to be subject to each Award of Stock Appreciation Rights. The number of shares of Common Stock subject to an outstanding Award of Stock Appreciation Rights may be reduced on a share-for-share or other appropriate basis, as determined by the Committee, to the extent that Common Stock under such Award of Stock Appreciation Rights are used to calculate the cash, Common Stock, or property, or other forms of payment, or any combination thereof, received pursuant to exercise of an Option attached to such Award of Stock Appreciation Rights, or to the extent that any other Award granted in conjunction with such Award of Stock Appreciation Rights is paid.

                  (d) TRANSFERABILITY. Except as otherwise provided in this subsection (d), Stock Appreciation Rights shall not be transferable, and no Stock Appreciation Right or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a Participant's rights in any Stock Appreciation Right may be exercised during the life of the Participant only by the Participant or the Participant's legal representative. However, the Committee may, at or after the grant of a Stock Appreciation Right, provide that such Stock Appreciation Right may be transferred by the recipient to a family member; PROVIDED, HOWEVER, that any such transfer is without payment of any consideration whatsoever and that no transfer of a Stock Appreciation Right shall be valid unless first approved by the Committee, acting in its sole discretion. For this purpose, "family member" means any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee's household (other than a tenant or employee), a trust in which the foregoing persons have more than fifty (50) percent of the beneficial interests, a foundation in which the foregoing persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty (50) percent of the voting interests.

                  (e) EXERCISABILITY. No Award of Stock Appreciation Rights may be exercised on or after the tenth anniversary of the Grant Date. Any Award of Stock Appreciation Rights may be exercised only as set forth herein or at such time or times and in such installments as the Committee may establish.

                  (f) TERMINATION FROM THE COMPANY. If the Participant has a Termination from the Company and its Affiliates for any reason, including the Participant's employer ceasing to be an Affiliate, the Participant may exercise the Stock Appreciation Right only for the number of shares and only during the period specified, whether originally or by amendment, in the Award Agreement governing the Stock Appreciation Right. Military or sick leave or other bona fide leave shall not be deemed a Termination, provided that it does not exceed the longer of ninety (90) days or the period during which the absent Participant's reemployment rights, if any, are guaranteed by statute or by contract.

                  (g) DEEMED EXERCISE. A Stock Appreciation Right may provide that it shall be deemed to have been exercised at the close of business on the business day preceding the expiration date of the Stock Appreciation Right or of the related Option, or such other date as specified by the Committee, if at such time such Stock Appreciation Right has a positive value. Such deemed exercise shall be settled or paid in the same manner as a regular exercise thereof.

         7.4. STOCK GRANTS. Stock Grants shall be awarded solely in recognition of significant contributions to the success of the Company or its Affiliates, in lieu of compensation otherwise already due and in such other limited circumstances as the Committee deems appropriate. Stock Grants shall be made without forfeiture conditions of any kind.

         7.5. AWARDS TO PARTICIPANTS OUTSIDE THE UNITED STATES. The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant's residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 7.5 in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation.

8.       ADJUSTMENT PROVISIONS

         8.1. ADJUSTMENT FOR CORPORATE ACTIONS. All of the share numbers set forth in the Plan reflect the capital structure of the Company as of December 31, 2002. Subject to Section 8.2, if subsequent to that date the outstanding shares of Common Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares provided in Sections 4 and 6, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Awards, (iii) the exercise or hurdle price for each share or other unit of any other securities subject to then outstanding Options or Stock Appreciation Rights (without change in the aggregate purchase price as to which such Options or Stock Appreciation Rights remain exercisable), and (iv) the repurchase price of each share of Restricted Stock then subject to a Risk of Forfeiture in the form of a Company repurchase right.

         8.2. CHANGE IN CONTROL. In the event of a Change in Control (including a Change of Control which is an Acquisition), any Restricted Stock Award still then

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                                      -12-

subject to a Risk of Forfeiture and any outstanding Option or Stock Appreciation Right not then exercisable in full shall fully vest whether or not the repurchase rights for Restricted Stock are acquired by an acquiring entity and whether or not outstanding Options or Stock Appreciation Rights are assumed by an acquiring entity or replaced by comparable options to purchase shares of the capital stock of a successor or acquiring entity or parent thereof or stock appreciation rights.

         8.3. DISSOLUTION OR LIQUIDATION. Upon dissolution or liquidation of the Company, other than as part of an Acquisition or similar transaction, each outstanding Option or Stock Appreciation Right shall terminate, but the Participant (if at the time in the employ of or otherwise associated with the Company or any of its Affiliates) shall have the right, immediately prior to the dissolution or liquidation, to exercise the Option or Stock Appreciation Right to the extent exercisable on the date of dissolution or liquidation.

         8.4. RELATED MATTERS. Any adjustment in Awards made pursuant to this Section 8 shall be determined and made, if at all, by the Committee and shall include any correlative modification of terms, including of Option or Stock Appreciation Right, exercise or hurdle prices, rates of vesting or exercisability, Risks of Forfeiture and applicable repurchase prices for Restricted Stock, which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by an Award shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares. No adjustment of an Option exercise price or Stock Appreciation Right hurdle price per share pursuant to this Section 8 shall result in an exercise price or hurdle price which is less than the par value of the Stock.

9.       SETTLEMENT OF AWARDS

         9.1. VIOLATION OF LAW. Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Common Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and
(ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

                  (a) the shares are at the time of the issue of such shares effectively registered under the Securities Act of 1933; or

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                                      -13-

                  (b) the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares or such beneficial interest, as the case may be, does not require registration under the Securities Act of 1933, as amended or any applicable State securities laws.

The Company shall make all reasonable efforts to bring about the occurrence of said events.

         9.2. CORPORATE RESTRICTIONS ON RIGHTS IN STOCK. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, and by-laws, of the Company.

         9.3. INVESTMENT REPRESENTATIONS. The Company shall be under no obligation to issue any shares covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended.

         9.4. PLACEMENT OF LEGENDS; STOP ORDERS; ETC. Each share of Common Stock to be issued pursuant to Awards granted under the Plan may bear a reference to any applicable restriction under the Plan and the terms of the Award. All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         9.5. TAX WITHHOLDING. Whenever shares of Stock are issued or to be issued pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award.

10.      RESERVATION OF STOCK

         The Company shall at all times during the term of the Plan and any outstanding Options or Stock Appreciation Rights granted hereunder reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Options and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

11.      NO SPECIAL EMPLOYMENT OR OTHER RIGHTS

         Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or corporate charter, certificate or articles, or by-laws, to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient's employment or other association with the Company and its Affiliates.

12.      NONEXCLUSIVITY OF THE PLAN

         Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

13.      TERMINATION AND AMENDMENT OF THE PLAN

         The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable PROVIDED, HOWEVER, that (i) no material amendment which is to the benefit of management or the Board shall be effective unless and until the same is approved by stockholders of the Company or (ii) no amendment shall be effective unless and until the same is approved by the stockholders of the Company where the failure to obtain such approval would adversely affect the compliance of the Plan with applicable law, and PROVIDED FURTHER, that no Award of Options may be amended to effect the exchange or repricing of such Options without the approval of the stockholders of the Company. Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment. In any case, no termination or amendment of the Plan may, without the consent of any recipient of an Award granted hereunder, adversely affect the rights of the recipient under such Award.

         The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan, but no such amendment shall impair the rights of the recipient of such Award without his or her consent.

14.      NOTICES AND OTHER COMMUNICATIONS

         Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied,

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                                      -15-

as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Treasurer, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

15.      GOVERNING LAW

         The Plan and all Award Agreements and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

                                ATTACHMENT A (1)

                    PROVISIONS APPLICABLE TO AWARD RECIPIENTS
                             RESIDENT IN CALIFORNIA

         Until such time as the Company's Common Stock has been effectively registered under the Securities Act and if required by any applicable law, the following additional terms shall apply to Awards, and Common Stock issued pursuant to such Awards, granted under the Plan to persons resident in California as of the date of grant of the Award (each such person, a "California Recipient"). Capitalized terms not defined in this Attachment shall have the respective meanings set forth in the Plan.

         1.       In the event of an Option that is:

                  (a) granted to a California Recipient who, as of the Grant Date, is a Ten Percent Owner, the price at which shares of Common Stock may be acquired under such Option shall not be less than 110% of the Market Value of the Common Stock on the Grant Date; and

                  b) granted to any other California Recipient, the price at which shares of Common Stock may be acquired under such Option shall not be less than 85% of the Market Value of the Common Stock on the Grant Date.

         2. In the event that an Award of Restricted Stock is granted to a California Recipient, the price at which shares of Common Stock may be acquired under such Award shall not be less than 85% of the Market Value of the Common Stock on the date such award is granted, or, in the case of a Ten Percent Owner, the price shall not be less than 100% of the Market Value of the Common Stock on the date such Award is granted. Stock Grants shall not be available to California Recipients.

         3. If an Option is issued to any California Recipient who is not an officer, director or consultant of the Company, such Option shall become exercisable at the rate of at least 20% per year over five years from the Option's Grant Date. If an Award of Restricted Stock is issued to any California Recipient who is not an officer, director or consultant of the Company, any repurchase option in favor of the Company shall lapse at the rate of at least 20% per year over five years from the date of the Award, shall be exercisable for at most 90 days following Termination and shall be exercisable (at least the original purchase price) solely for cash or cancellation of purchase money indebtedness.

         4. No Option issued to any California Recipient shall be transferable other than by gift to an immediate family member as that term is defined under applicable

---------------------------

         (1) Include for qualifying grants made by private companies under California's version of SEC Rule 701. In such cases, also ensure that the authorized number of shares represent less than 30% of the fully diluted outstanding shares. Note further that there is a California filing required within 30 days of the first grant to a California resident.

California securities law (or by will or the laws of descent and distribution). No other right to acquire Stock pursuant to an Award granted a California Recipient shall be transferable other than by will or the laws of descent and distribution.

         5. The following limitations shall apply to the early expiration of Options granted California Recipients on account of Termination:

                  (a) Subject to Section 5(b) below, in the event an Optionee who is a California Resident has a Termination, whether voluntary or otherwise and including on account of an entity ceasing to be an Affiliate of the Company, such California Recipient shall have at least 30 days after the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to exercise such Option to the extent exercisable as of the date of such termination.

                  (b) In the event that an Optionee who is a California Resident has a Termination from the Company and its Affiliates as a result of death or disability, such California Recipient shall have at least 6 months after the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to exercise such Option to the extent exercisable as of the date of such termination.

         6. The Company shall provide financial statements at least annually to each California Recipient during the period he or she holds any Award under the Plan, or any Common Stock acquired pursuant to an Award granted under the Plan. The Company shall not be required to provide such information if the issuance of Awards under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.